Exhibit 99.2

Quarterly

Operating

Supplement

September 30, 2006

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.

Financial Security Assurance Holdings Ltd.

Quarterly Operating SupplemenT

September 2006

Table of Contents

Financial Security Assurance Holdings Ltd.

Review of Operations

Consolidated Statements of Operations and Comprehensive Income (unaudited)

Consolidated Balance Sheets (unaudited)

Annual Financial Data

Operating Expense Analysis

Gross Par Value and PV Originations

Financial Security Assurance Inc.

Effect of Refundings and Accelerations

Fixed Income Investment Portfolio

Selected Financial Statistics

Municipal New-Issue Market Data

Insured Portfolio Profile

50 Largest Municipal Exposures

25 Largest Asset-Backed Exposures

Asset-Backed Debt Service and Premiums

Municipal Debt Service and Premiums

Asset-Backed Net Debt Service and Net Premiums Amortizations and Ending Balances

Municipal Net Debt Service and Net Premiums Amortizations and Ending Balances

Financial Security Assurance Holdings Ltd. (the Company), through its wholly owned subsidiary, Financial Security Assurance Inc. (FSA), provides Aaa/AAA/AAA financial guaranty insurance for obligations in the municipal, infrastructure, asset-backed and structured finance markets worldwide. FSA’s financial strength is rated Triple-A by Fitch Ratings, Moody’s Investors Service, Inc. (Moody’s), Standard & Poor’s Ratings Services (S&P) and Rating and Investment Information, Inc. The Company is a member of the Dexia group, a leading European banking group with four core business lines: public/project finance and credit enhancement; personal financial services; treasury and financial markets; and specialized units including asset management, insurance and fund services.

FSA HOLDINGS THIRD QUARTER 2006 RESULTS

NET INCOME
$91 Million in Q3 06 (+24% vs. Q3 05)
$331 Million in 9M 06 (+24% vs. 9M 05)

ORIGINATIONS (PRESENT VALUE)
$193 Million in Q3 06 (-39% vs. Q3 05)
$618 Million in 9M 06 (-14% vs. 9M 05)

New York, New York, November 13, 2006 — Financial Security Assurance Holdings Ltd. (the Company), a member of the Dexia group and the holding company for bond insurer Financial Security Assurance Inc. (FSA), announced third quarter 2006 net income of $91.5 million, 23.9% higher than for the third quarter of last year.  Non-GAAP operating earnings, which exclude fair-value adjustments for both insured credit default swaps (CDS) and economic interest rate hedges, were $97.6 million, 20.0% higher than for last year’s comparable period.  Net income and operating earnings in the third quarter of last year included a cumulative tax adjustment expense related to repatriation of earnings of the Company’s Bermuda subsidiary.

 NET INCOME AND RECONCILIATION TO NON-GAAP OPERATING EARNINGS

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net Income	$91.5	$73.8	$331.4	$266.3
Less fair-value adjustments for economic interest rate hedges(1)	(5.1)	(38.3)	38.6	(2.1)
Less fair-value adjustments for insured CDS(1)	(1.0)	30.8	15.9	17.4
Operating Earnings(1)	$97.6	$81.3	$276.9	$251.0

(1)             For a discussion of operating earnings and the adjustments made to net income in calculating operating earnings, see below, “Analysis of Financial Results — Operating Earnings.” Also see “Non-GAAP Measures” below for a discussion of measures not promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP).

Shareholders’ equity (book value) was $3.1 billion and non-GAAP adjusted book value (ABV) was $4.2 billion at September 30, 2006.  Over the past 12 months, after taking dividends into account, ABV grew 12.7%.  The Company’s management considers ABV to be an operating measure of the Company’s intrinsic value and discloses ABV because it provides information important to management that would not be available to investors through GAAP disclosure alone.  See “Non-GAAP Measures” below for a more detailed discussion of ABV and a reconciliation to GAAP shareholders’ equity.

Present value (PV) originations, a non-GAAP measure, totaled $192.8 million for the third quarter of 2006, 38.8% lower than in that quarter of 2005.

Robert P. Cochran, chairman and chief executive officer of the Company and FSA, said: “While FSA posted gains in net income and operating earnings for the first nine months, our new business originations were slowed by a number of negative but hopefully short-term conditions in the U.S. municipal and global asset-backed securitization (ABS) markets. On the plus side, the international public infrastructure business has shown significant strength in 2006, and the financial products segment continues to make a meaningful contribution to the Company’s revenues.

“These are challenging times in the U.S. municipal and global asset-backed markets, where narrow credit spreads, aggressive structures and, in the case of municipals, lower volume due to a decrease in refundings have combined to constrain our credit appetite. These conditions will not last forever, and we continue to look for all of the ways we can add value at fair returns to our shareholders.”

BUSINESS PRODUCTION

TOTAL ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gross par insured (in billions)	$17.3	$30.1	$60.1	$79.9
Gross PV originations (in millions)(1)	192.8	315.0	617.8	720.9

(1)             Estimated by the Company for business originated in the period as the sum of (a) the present value of premiums originated (PV premiums originated), defined as estimated future installment premiums discounted to their present value, as well as upfront premiums, plus (b) the present value of net interest margin originated (PV NIM originated) in the financial products segment, defined as estimated interest to be received on investments less estimated transaction expenses and interest to be paid on liabilities issued in the form of guaranteed investment contracts (GICs) plus results from derivatives used for hedging purposes, discounted to present value. The discount rate is 5.07% for 2006 originations and was 5.30% for 2005 originations. PV premiums originated, PV NIM originated and PV originations are non-GAAP measures based on estimates of, among other things, prepayment speeds of asset-backed securities. Additionally, PV premiums originated is a measure of gross origination activity and does not reflect premiums ceded to reinsurers or the cost of credit default swaps or other credit protection, which may be considerable, employed by the Company to manage its credit exposures. Management believes that, by disclosing the components of PV originations in addition to premiums written, the Company provides investors with a more comprehensive description of its new business activity in a given period. For further discussion, see “Non-GAAP Measures” below. For a reconciliation of PV premiums originated to gross premiums written, see “Analysis of Financial Results — Premiums” below.

Unless otherwise noted, percentage changes mentioned in this release compare the period named with the comparable period of the previous year.

U.S. MUNICIPAL ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gross par insured (in billions)	$9.3	$19.8	$29.5	$50.0
Gross PV premiums originated (in millions)	50.2	176.8	216.8	344.7

Due to a continued decline in refundings, partially offset by growth in new-money issuance, volume in the municipal new-issue market declined 14% to approximately $266.1 billion in the first nine months of 2006.  Insurance penetration was approximately 50%, compared with 59% in the first nine months of 2005.  FSA insured approximately 22% of the par amount of insured new municipal bond issues sold year-to-date.

Including both primary and secondary U.S. municipal obligations with closing dates in the third quarter, the par amount insured by FSA decreased 53.1% and PV premiums originated decreased 71.6%. The greater decrease in PV premiums resulted from FSA’s strategic focus on transactions in high-quality sectors, such as general obligations, special district issues and water and sewer utility bonds, where there was greater relative value to be found, as well as the significant contribution of the Chicago Skyway transaction in last year’s third quarter.  For nine months, par insured declined 41.1%, and PV originations declined 37.1%.

U.S. ASSET-BACKED ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gross par insured (in billions)	$4.9	$7.6	$18.1	$20.2
Gross PV premiums originated (in millions)	20.9	51.4	74.0	171.2

FSA’s third-quarter U.S. asset-backed originations decreased 36.1% in par insured and 59.3% in PV premiums originated.  The business was diverse across consumer finance, collateralized debt obligation (CDO) and residential mortgage-backed (RMBS) transactions. PV premiums declined more than par insured because credit spreads remained tight and the mix of business shifted toward the high-quality, lower premium pooled corporate sector, where FSA found increased opportunities to guarantee Triple-A collateralized loan obligations.

For the first nine months, U.S. asset-backed par insured fell 10.6%, and PV premiums declined 56.8%. The sharper decline in PV premiums is primarily due to a combination of tight spreads, higher quality in the consumer finance business and reduced insured amounts of RMBS and longer term pooled corporate CDS.

INTERNATIONAL ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gross par insured (in billions)	$3.1	$2.7	$12.5	$9.7
Gross PV premiums originated (in millions)	90.0	48.4	242.0	132.5

FSA’s third-quarter international par insured increased 13.2%, producing 85.8% growth in international PV premiums originated.  Much of the third-quarter international business was concentrated in the U.K. public infrastructure sector, particularly water and other utility companies.  The long-term nature of these transactions caused PV premiums to grow faster than par insured.  For the first nine months, growth of the public infrastructure business drove a 29.9% increase in international par insured and an 82.6% increase in PV premiums originated.

FINANCIAL PRODUCTS ORIGINATIONS

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gross PV NIM originated (in millions)	$31.7	$38.4	$85.0	$72.5

Third-quarter PV NIM originated in the financial products (FP) segment declined 17.5% compared with the result in the third quarter of last year, during which the Company found a number of attractive long-dated purchasing opportunities.  In this year’s third quarter, the Company invested primarily in the highly liquid Triple-A mortgage-backed securities market.  It obtained funding across its major channels and throughout the term structure. For nine months, PV NIM originations increased 17.1%, reflecting the general growth trend of the business.

ANALYSIS OF FINANCIAL RESULTS

NET INCOME. Third-quarter net income increased 23.9% to $91.5 million from $73.8 million for the third quarter of last year.  Nine-month net income increased 24.5%.  The following table provides the after-tax amounts of certain income and expense items that management believes are useful in analyzing net income in conjunction with the adjustments used to calculate operating earnings.

NOTEWORTHY ITEMS

(in millions, net of taxes)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Premiums from refundings and accelerations(1)	$3.6	$11.6	$16.3	$25.4
Realized gains (losses), net(2)	6.1	6.9	2.3	9.8
Equity-based compensation (1)(3)	(6.7)	(7.6)	(21.3)	(23.5)
Dividends received from XLFA(4)	0.7	2.2	2.2	6.2
Bermuda tax rate change (5)	(2.9)	(24.5)	(9.6)	(25.5)
Realized foreign exchange gain from one-time sale of sterling-denominated bonds, net	—	—	—	7.7

(1)             Net of deferred acquisition cost amortization.

(2)             Includes realized gains and losses and realized gains and losses from refinancing transactions.

(3)             The Company has always included in net income the currently vested future-value payout cost of its performance share unit program, which is the Company’s only equity-based compensation program.

(4)             The Company owns preferred shares of XL Financial Assurance Ltd (XLFA), a financial guaranty insurance company.  XLFA reinsures business originated by FSA and other financial guarantors.  The XLFA dividend rate on preferred shares was reduced to 8.25% for 2006 from an effective rate of 19.0% for 2005.

(5)             In connection with the Company’s decision to repatriate income from its Bermuda subsidiary Financial Security Assurance International Ltd. (FSA International) effective third quarter 2005, the Company no longer intends to leave future earnings of that subsidiary permanently offshore, with the effect that 2005 and future income of FSA International have become subject to an increased effective U.S. tax rate. The adjustment in the third quarter of 2005 includes amounts related to prior periods.

OPERATING EARNINGS.   Operating earnings (a non-GAAP measure) and the adjustments to net income used to calculate it are disclosed above, in the table entitled “Net Income and Reconciliation to Non-GAAP Operating Earnings.”  The Company defines operating earnings as net income before the effects of fair-value adjustments for:

•                       economic interest rate hedges, defined as derivatives that are intended to hedge interest rate risk but do not meet the criteria necessary to receive hedge accounting treatment under Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133), with any residual hedge ineffectiveness remaining in operating earnings; and

•                       FSA-insured CDS that have investment-grade underlying credit quality and are marked to fair value under SFAS 133.

The Company typically converts the fixed interest rates of certain assets and liabilities to dollar-denominated LIBOR-based floating rates by means of interest rate derivatives. Without hedge accounting, SFAS 133 requires the marking to fair value of each such derivative in the income statement without the offsetting mark to fair value on the asset or liability it is intended to hedge. These one-sided mark-to-fair-value valuations cause income volatility.  Under the Company’s definition of operating earnings, the economic effect of these hedges is recognized, which, for interest rate swaps, generally results in any cash paid or received being recognized ratably as an expense or revenue over the hedged item’s life.

The fair-value adjustments for economic interest rate hedges reflect movements of LIBOR-based interest rates.  During 2005, almost all of the swaps intended to mitigate the interest rate risk of GICs issued by the Company did not qualify for hedge accounting under SFAS 133.  They were therefore considered economic interest rate hedges rather than designated accounting hedges.  In January 2006, the Company designated such interest rate swaps as accounting hedges. Therefore both the derivatives and the interest rate risk of the corresponding liabilities are marked to fair value in both net income and operating earnings for the third quarter and first nine months of 2006.  In last year’s comparable periods, only the derivatives were marked to fair value in net income, while operating earnings included, in effect, the marks for both the derivatives and liabilities. The hedge designation therefore affects the comparability of net income between corresponding periods of 2006 and 2005 but not the comparability of operating earnings.

CDS contracts are generally non-cancelable prior to maturity, and the Company views insured CDS risks as comparable to other insured risks.  CDS transactions insured by the Company generally reference either a specific security otherwise qualifying for FSA insurance or a pool of corporate or consumer debt securities or bank loans, structured such that the risk insured is investment grade without the benefit of the credit protection provided by the Company.  In the event a CDS were to migrate below investment grade, the fair-value impact would be fully reflected in operating earnings.  Given the high credit quality of the CDS insured by FSA, management believes it is probable that the financial impact of the fair-value adjustments for the insured CDS will sum to zero over the finite terms of the exposures, which are typically five to ten years at inception.  Notwithstanding this eventual outcome, sharp swings in the estimated fair value of the CDS portfolio may occur from quarter to quarter, as the credit spreads that drive the fair-value estimates are volatile.

For the third quarter of 2006, the fair-value adjustments for insured CDS were minimal.  The comparable adjustments in the third quarter of last year reflected a tightening of market credit spreads.

For the first nine months of 2006 and for the comparable 2005 period, the fair-value adjustments for insured CDS primarily reflect a tightening of credit spreads.

PREMIUMS. The following table reconciles gross premiums written, which captures premiums collected and accrued for in the period regardless of when the related business was originated, to PV premiums originated, a non-GAAP measure that management uses to evaluate current business production.

RECONCILIATION OF GROSS PREMIUMS WRITTEN TO PV PREMIUMS ORIGINATED

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Gross premiums written	$191.8	$236.8	$559.5	$570.5
Gross installment premiums received	(62.4)	(78.9)	(178.9)	(212.1)
Gross upfront premiums originated	129.4	157.9	380.6	358.4
Gross PV estimated installment premiums originated	31.7	118.7	152.2	290.0
Gross PV premiums originated	$161.1	$276.6	$532.8	$648.4

The following table summarizes earned and written premiums, net of reinsurance.

NET EARNED AND WRITTEN PREMIUMS

(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Net premiums written	$125.7	$160.9	$365.4	$414.3
Net premiums earned	91.8	116.8	284.7	308.0
Net premiums earned excluding effect of refundings and accelerations	85.3	96.5	254.9	262.7

For the third quarter, gross premiums written decreased 19.0%, and net premiums written decreased 21.9%, reflecting decreases in both municipal and asset-backed written premiums.  For the first nine months, gross premiums written decreased 1.9%, while net premiums written decreased 11.8%, due primarily to the reassumption of a block of health care business in the second quarter of 2005.

For the third quarter, net premiums earned totaled $91.8 million, a 21.4% decrease.  This includes $6.5 million of net premiums earned from refundings and accelerations, compared with $20.3 million for the third quarter of 2005.  Excluding premiums from refundings and accelerations, third-quarter net premiums earned decreased 11.7%, primarily reflecting a decrease in asset-backed earned premiums.

For the first nine months, net premiums earned totaled $284.7 million, a 7.6% decrease.  This includes $29.8 million of net premiums earned from refundings and accelerations, compared with $45.3 million in the first nine months of 2005.  Excluding premiums from refundings and accelerations, year-to-date net premiums earned decreased 3.0%, reflecting a decrease in asset-backed earned premiums, partially offset by an increase in municipal earned premiums.

FP OPERATING NET INTEREST MARGIN.  FP operating NIM, a non-GAAP measure defined as the financial products net interest margin excluding fair-value adjustments for economic interest rate hedges, was $18.4 million for the third quarter of 2006, compared with $12.1 million for the third quarter a year ago.  FP operating NIM was $53.2 million for the first nine months of 2006, compared with $28.8 million for last year’s comparable period.  The increases in FP operating NIM are due primarily to a larger book of GIC business.

INVESTMENT PORTFOLIO. Third-quarter net investment income was $55.4 million, an increase of 9.3%.  The increase primarily reflects higher invested balances in the investment portfolio.  Third-quarter net realized gains, including amounts from refinanced transactions, were $9.4 million, compared with net realized gains of $8.0 million a year ago.  The Company’s effective tax rate on investment income (excluding the effects of realized gains and losses, variable interest entities and assets acquired in refinancing transactions) for the third quarter was 9.4%, versus 18.5% a year ago, when the 2005 change in the capitalization and tax status of the Company’s Bermuda subsidiary was reflected.

EXPENSES AND RESERVES. For the third quarter, policy acquisition and other operating expenses increased to $41.9 million ($27.2 million after taxes) from $40.4 million ($26.3 million after taxes) for the previous year’s third quarter.  These expenses include certain compensation expenses related primarily to the Company’s deferred compensation plan and supplemental executive retirement plan, which are based on changes in the market value of related investments and are perfectly offset by amounts in other income arising from marking to fair value the assets held to economically defease such obligations.   Excluding such expenses, policy acquisition and other operating expenses were $37.6 million for the third quarter of 2006, compared with $40.8 million for last year’s comparable period. The decrease related primarily to a reduction in compensation and other expenses that vary with production, offset in part by lower deferral rates.

The Company recorded losses and loss adjustment expenses incurred of $5.2 million ($3.4 million after taxes) for the third quarter.  Adjustments to reserves represent management’s estimate of the amount required to cover the present value of the net cost of claims, based on statistical provisions for new originations.

During the third quarter, a net amount of $2.7 million was transferred from the non-specific reserve to case reserves, primarily reflecting increases in existing case reserves for certain CDO transactions.  Transfers between non-specific and case reserves represent a reallocation of existing loss reserves and have no impact on earnings.  At September 30, 2006, aggregate case and non-specific reserves, net of reinsurance recoverables, totaled $184.2 million, compared with $169.4 million at December 31, 2005.

NON-GAAP MEASURES

To reflect accurately how the Company’s management evaluates the Company’s operations and progress toward long-term goals, this release contains both measures promulgated in accordance with accounting principles generally accepted in the United States of America (GAAP measures) and measures not so promulgated (non-GAAP measures).  Although the measures identified as non-GAAP in this release should not be considered substitutes for GAAP measures, management considers them key performance indicators and employs them in determining compensation.  Non-GAAP measures therefore provide investors with important information about the way management analyzes its business and rewards performance.  A more complete discussion of these non-GAAP measures appears in Item 7 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Non-GAAP measures used in this release include ABV, operating earnings, PV premiums originated, PV NIM originated, PV originations and FP operating NIM.  In the tables above, operating earnings is reconciled to net income, and PV premiums originated is reconciled to gross premiums written.  PV NIM originated is the present value of estimated future net interest margin generated by new business in the financial products segment during a given period.  PV originations is the sum of PV premiums originated and PV NIM originated.  The Company employs PV originations to describe the present value of all the Company’s originations in a given period.

ABV is reconciled to book value in the table below.  ABV consists of book value plus net deferred premium revenues and the estimated value of future contractual cash flows related to financial guaranty and financial products transactions in force as of the balance sheet date, less net deferred acquisition costs, unrealized investment gains and losses, and fair-value adjustments for insured CDS and economic interest rate hedges.  An investor attempting to evaluate the Company using GAAP measures alone would not have the benefit of this information, which management uses in measuring performance and calculating a portion of employee compensation.  The ABV calculation relies on estimates of the amount and timing of installment premiums and net interest margin and applies discount factors to determine the present value.  Actual values may vary from the estimates.

RECONCILIATION OF SHAREHOLDERS’ EQUITY TO NON-GAAP ADJUSTED BOOK VALUE

(in millions)

	September 30, 2006	December 31, 2005
Shareholders’ Equity (Book Value)	$3,059.0	$2,822.9
After-tax adjustments:
Plus net unearned premium revenues (net of taxes of $556.7 and $528.5)	1,033.8	981.4
Plus PV future net installment premiums and financial products PV future net interest margin (net of taxes of $322.8 and $299.4) [1]	599.4	556.0
Less net deferred acquisition costs (net of taxes of $119.9 and $117.3)	222.8	217.8
Less fair-value adjustments for insured CDS (net of taxes of $28.7 and $20.1)	53.2	37.4
Less fair value of economic interest rate hedges (net of taxes of $32.4 and $11.2)	60.1	20.8
Less unrealized gains on investments (net of taxes of $85.3 and $84.1)	158.4	156.2
Adjusted Book Value	$4,197.7	$3,928.1

(1)                                  Amounts include the effects of PV future ceding commission and premium taxes. The discount rate varies according to the year of origination. For each year’s originations, the Company calculates the discount rate as the average pre-tax yield on its investment portfolio for the previous three years. The rate is 5.07% for 2006 and was 5.30% for 2005.

This release also contains certain other non-GAAP measures that are based on statutory accounting principles applicable to insurance companies.  Management uses such measures because the measures are required by regulators or used by rating agencies to assess the capital adequacy of the Company.  The following table presents statutory-basis information for FSA.

CLAIMS-PAYING RESOURCES (STATUTORY BASIS)
FINANCIAL SECURITY ASSURANCE INC. AND SUBSIDIARIES

(dollars in thousands)

	September 30, 2006	December 31, 2005
Contingency Reserve	$1,165,894	$906,841
Surplus to Policyholders	1,415,213	1,510,675
Qualified Statutory Capital	2,581,107	2,417,516
Net Unearned Premium Reserve	1,992,163	1,850,446
Loss and Loss Adjustment Expense Reserve	50,039	54,445
Qualified Statutory Capital and Reserves	4,623,309	4,322,407
Net Present Value of Installment Premiums	805,090	803,434
Third-Party Capital Support (1)	550,000	550,000
Total Claims-Paying Resources (2)	$5,978,399	$5,675,841

Net Insurance in Force (principal & interest)	$530,096,422	$497,624,738
Capital Ratio (3)	205:1	206:1
Claims-Paying Ratio (4)	89:1	88:1

(1)                                  Standby line of credit facility and money market committed preferred trust securities.

(2)                                  Total claims-paying resources refers to a term used by rating agencies to quantify total resources available to pay claims in their stress-case scenarios.  Rating agencies may apply further adjustments to some or all of the figures in order to reflect their views of realization.

(3)                                  Capital ratio is net insurance in force divided by qualified statutory capital.

(4)                                  Claims-paying ratio is net insurance in force divided by claims-paying resources.

ADDITIONAL INFORMATION

The Company will post its current Operating Supplement to its website, www.fsa.com, today.  The Operating Supplement contains additional information about results for the period covered in this release.

FORWARD-LOOKING STATEMENTS

The Company relies on the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. This safe harbor requires that the Company specify important factors that could cause actual results to differ materially from those contained in forward-looking statements made by or on behalf of the Company. Accordingly, forward-looking statements by the Company and its affiliates are qualified by reference to the following cautionary statements.

In its filings with the SEC, reports to shareholders, press releases and other written and oral communications, the Company from time to time makes forward-looking statements. Such forward-looking statements include, but are not limited to:

•                       projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•                       statements of plans, objectives or goals of the Company or its management, including those related to growth in adjusted book value or return on equity; and

•                       expected losses on, and adequacy of loss reserves for, insured transactions.

Words such as “believes,” “anticipates,” “expects,” “intends” and “plans” and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

The Company cautions that a number of important factors could cause actual results to differ materially from the plans, objectives, expectations, estimates and intentions expressed in forward-looking statements made by the Company. These factors include:

•                       changes in capital requirements or other criteria of securities rating agencies applicable to FSA;

•                       competitive forces, including the conduct of other financial guaranty insurers;

•                       changes in domestic or foreign laws or regulations applicable to the Company, its competitors or its clients;

•                       changes in accounting principles or practices that may result in a decline in securitization transactions or affect the Company’s reported financial results;

•                       an economic downturn or other economic conditions (such as a rising interest rate environment) adversely affecting transactions insured by FSA or its investment portfolio;

•                       inadequacy of reserves established by the Company for losses and loss adjustment expenses;

•                       disruptions in cash flow on FSA-insured structured transactions attributable to legal challenges to such structures;

•                       downgrade or default of one or more of FSA’s reinsurers;

•                       market conditions, including the credit quality and market pricing of securities issued;

•                       capacity limitations that may impair investor appetite for FSA-insured obligations;

•                       market spreads and pricing on insured CDS exposures, which may result in gain or loss due to mark-to-market accounting requirements;

•                       prepayment speeds on FSA-insured asset-backed securities and other factors that may influence the amount of installment premiums paid to FSA; and

•                       other factors, most of which are beyond the Company’s control.

The Company cautions that the foregoing list of important factors is not exhaustive. In any event, such forward-looking statements made by the Company speak only as of the date on which they are made, and the Company does not undertake any obligation to update or revise such statements as a result of new information, future events or otherwise.

THE COMPANY

Financial Security Assurance Holdings Ltd. (FSA Holdings) is a New York-headquartered holding company whose subsidiaries provide financial guarantees in both the public and private sectors around the world.  Its principal operating subsidiary, Financial Security Assurance Inc. (FSA), is a leading guarantor of municipal bonds, infrastructure financings and asset-backed securities.  FSA has earned Triple-A ratings, the highest ratings available, from Fitch Ratings, Moody’s Investors Service, Inc., Standard & Poor’s Ratings Services and Rating and Investment Information, Inc.  FSA Holdings is a member of the Dexia group, a leading European banking group.  For additional information, visit www.fsa.com.

Financial Security Assurance Holdings Ltd.

Consolidated Statements of Operations and Comprehensive Income (unaudited)

(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
REVENUES
Net premiums written	$125,655	$160,918	$365,383	$414,336
Net premiums earned	$91,755	$116,832	$284,712	$307,967
Net investment income	55,403	50,696	161,703	150,546
Net realized gains (losses)	(3,380)	7,406	(7,934)	6,277
Net interest income from financial products and variable interest entities	226,713	143,768	610,524	324,369
Financial products net realized gains (losses)	—	—	77	129
Net realized and unrealized gains (losses) on derivative instruments	(30,200)	(42,431)	102,383	(95,064)
Income from assets acquired in refinancing transactions	5,651	8,349	20,032	27,837
Net realized gains (losses) from assets acquired in refinancing transactions	12,732	567	11,427	5,849
Other income	7,566	3,734	16,515	22,223

TOTAL REVENUES	366,240	288,921	1,199,439	750,133

EXPENSES
Losses and loss adjustment expenses	5,159	10,185	16,343	20,407
Interest expense	6,749	6,749	20,245	20,245
Policy acquisition costs	14,103	20,247	44,734	51,853
Financial products and variable interest entities’ foreign exchange (gains) losses	(12,717)	(9,682)	99,268	(167,729)
Net interest expense from financial products and variable interest entities	203,811	144,135	540,454	339,130
Other operating expenses	27,842	20,151	79,113	71,028

TOTAL EXPENSES	244,947	191,785	800,157	334,934

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND EQUITY IN LOSSES OF UNCONSOLIDATED AFFILIATES	121,293	97,136	399,282	415,199
Provision for income taxes	29,814	47,730	119,884	115,232

NET INCOME BEFORE MINORITY INTEREST AND EQUITY INLOSSES OF UNCONSOLIDATED AFFILIATES	91,479	49,406	279,398	299,967
Minority interest	—	24,678	52,006	(32,827)
Equity in losses of unconsolidated affiliates, net of income tax provision (benefit) of $(148) and $2,026	—	(273)	—	(866)

NET INCOME	91,479	73,811	331,404	266,274

OTHER COMPREHENSIVE INCOME (LOSS), NET OF TAX
Unrealized gains (losses) arising during the period, net of deferred income tax provision (benefit) of $64,065, $(39,912), $4,505, and $(5,709)	118,977	(74,123)	8,367	(10,602)
Less: reclassification adjustment for gains (losses) included in net income, net of deferred income tax provision (benefit) of $4,814, $2,609, $3,311, and $8,435	8,941	4,846	6,149	15,665
Other comprehensive income	110,036	(78,969)	2,218	(26,267)

COMPREHENSIVE INCOME (LOSS)	$201,515	$(5,158)	$333,622	$240,007

See Notes to Consolidated Financial Statements (unaudited) to be filed on Form 10-Q.

Financial Security Assurance Holdings Ltd.

Consolidated Balance Sheets (unaudited)
(in thousands, except share data)

	September 30,	December 31,
	2006	2005
ASSETS

Bonds at fair value (amortized cost of $4,449,925 and $4,219,344)	$4,624,063	$4,382,037
Equity securities at fair value (cost of $54,417 and $54,370)	54,534	54,370
Short-term investments	70,153	182,645
Variable interest entities’ bonds at fair value (amortized cost of $1,128,563 and $1,155,832)	1,129,170	1,155,992
Variable interest entities’ short-term investment portfolio	24,229	2,674
Financial products bond portfolio at fair value (amortized cost of $14,807,836 and $11,754,330)	14,873,750	11,827,824
Financial products short-term investment portfolio	717,852	1,015,509
Financial products trading portfolio at fair value	47,959	—
Total investment portfolio	21,541,710	18,621,051
Assets acquired in refinancing transactions:
Bonds at fair value (amortized cost of $48,887 and $65,865)	48,402	68,421
Securitized loans	250,634	296,965
Other	59,072	102,487
Total assets acquired in refinancing transactions	358,108	467,873
Total investments	21,899,818	19,088,924
Cash	99,740	20,117
Deferred acquisition costs	342,727	335,129
Prepaid reinsurance premiums	947,877	865,192
Reinsurance recoverable on unpaid losses	36,304	36,339
Other assets	1,321,867	1,655,941

TOTAL ASSETS	$24,648,333	$22,001,642

LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY

Deferred premium revenue	$2,538,415	$2,375,059
Losses and loss adjustment expenses	220,507	205,718
Guaranteed investment contracts and variable interest entities’ debt	17,309,423	14,947,118
Deferred federal income taxes	281,361	231,265
Notes payable	430,000	430,000
Accrued expenses, other liabilities and minority interest	809,640	989,580

TOTAL LIABILITIES AND MINORITY INTEREST	21,589,346	19,178,740

COMMITMENTS AND CONTINGENCIES
Common stock (200,000,000 shares authorized; 33,517,995 issued; par value of $.01 per share)	335	335
Additional paid-in capital - common	905,190	905,190
Accumulated other comprehensive income (net of deferred income taxes of $85,263 and $84,123)	158,447	156,229
Accumulated earnings	1,995,015	1,761,148
Deferred equity compensation	19,225	20,177
Treasury stock at cost (241,978 and 254,736 shares held)	(19,225)	(20,177)

TOTAL SHAREHOLDERS’ EQUITY	3,058,987	2,822,902

TOTAL LIABILITIES, MINORITY INTEREST AND SHAREHOLDERS’ EQUITY	$24,648,333	$22,001,642

See Notes to Consolidated Financial Statements (unaudited) to be filed on Form 10-Q.

Financial Security Assurance Holdings Ltd.
Annual Financial Data
(in millions)

	Years Ended December 31,
	2005	2004	2003	2002	2001

Income Statement
Gross premiums written	$833.8	$832.0	$895.8	$803.7	$485.6
Net premiums written	577.7	587.8	614.3	532.7	319.6
Net premiums earned	404.1	395.0	356.4	314.9	231.0
Net investment income	200.8	172.1	154.0	139.1	128.9
Losses and loss adjustment expenses	25.4	20.6	34.5	65.6	12.5
Fair-value adjustments for economic interest rate hedges, net of taxes	(15.0)	17.1	9.3	(13.1)	0.5
Fair-value adjustments for insured credit default swaps, net of taxes	7.2	37.7	23.4	(34.1)	4.4
Net income	326.1	378.6	298.1	197.0	205.7

Balance Sheet
Investment portfolio	$18,621.1	$13,836.8	$9,493.2	$5,037.4	$3,214.1
Prepaid reinsurance premiums	865.2	759.2	695.4	557.7	420.8
Total assets	22,001.6	17,081.0	12,407.6	7,045.8	4,309.9
Deferred premium revenue	2,375.1	2,095.4	1,845.0	1,448.2	1,095.0
Notes payable	430.0	430.0	430.0	430.0	330.0
Total liabilities and minority interest	19,178.7	14,469.7	10,188.4	5,126.4	2,676.1
Shareholders’ equity	2,822.9	2,611.3	2,219.2	1,919.4	1,633.8

Financial Security Assurance Holdings Ltd.
Operating Expense Analysis
(in thousands)

2006	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$16,210	$14,421	$14,103		$44,734

Gross financial guaranty underwriting and operating expenses	56,358	59,176	53,950		169,484
Deferred compensation/SERP expenses (1)	5,909	(6,235)	4,344		4,018
Underwriting expenses deferred	(34,275)	(36,330)	(33,606)		(104,211)
Financial products other operating expenses	3,312	3,356	3,154		9,822
Reinsurance commissions written, net	(10,398)	(23,809)	(17,673)		(51,880)
Reinsurance commissions deferred, net	10,398	23,809	17,673		51,880
Other operating expenses	31,304	19,967	27,842		79,113

Total expenses	$47,514	$34,388	$41,945		$123,847

2005	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Amortization of previously deferred underwriting expenses and reinsurance commissions	$15,408	$16,198	$20,247	$16,487	$68,340

Gross financial guaranty underwriting and operating expenses	55,103	57,750	56,516	66,867	236,236
Deferred compensation/SERP expenses (1)	4,952	(99)	(437)	(2,237)	2,179
Underwriting expenses deferred	(36,640)	(36,948)	(39,181)	(45,858)	(158,627)
Financial products other operating expenses	3,594	3,165	3,253	3,814	13,826
Reinsurance commissions written, net	(10,131)	(6,370)	(20,618)	(26,055)	(63,174)
Reinsurance commissions deferred, net	10,131	6,370	20,618	26,055	63,174
Other operating expenses	27,009	23,868	20,151	22,586	93,614

Total expenses	$42,417	$40,066	$40,398	$39,073	$161,954

(1)         Not a deferred acquisition cost. SERP is the Supplemental Executive Retirement Plan.

Financial Security Assurance Holdings Ltd.
Gross Par Value and Present Value (PV) Originations
(in millions)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
Municipal (U.S. and International)
Gross par insured	$11,174	$21,573	$35,940	$53,864
Gross premiums written
Up front	123.1	155.3	370.0	351.8
Installments (1)	13.8	15.7	30.2	26.4
Total gross premiums	136.9	171.0	400.2	378.2

Gross PV premiums originated (2)	130.7	218.2	435.7	430.3

Asset Backed (U.S. and International)
Gross par insured	$6,053	$8,564	$24,136	$26,021
Gross premiums written
Up-front	6.3	2.6	10.6	6.6
Installments (1)	48.6	63.2	148.7	185.7
Total gross premiums	54.9	65.8	159.3	192.3

Gross PV premiums originated (2)	30.4	58.4	97.1	218.1

Financial Products
Gross PV NIM originated	31.7	38.4	85.0	72.5

Total Insurance Portfolio (3)
Gross par insured	$17,227	$30,137	$60,076	$79,885
Gross premiums written
Up-front	129.4	157.9	380.6	358.4
Installments (1)	62.4	78.9	178.9	212.1
Total gross premiums	191.8	236.8	559.5	570.5

Gross PV originations (2)	192.8	315.0	617.8	720.9

(1)         Installments are the periodic premium payments received by FSA for business originated in current and prior years.

(2)         The Company evaluates its business production for a given period based on its gross present value of originations (gross PV originations), which consists of the total present value of premiums originated (gross PV premiums originated) by FSA and its subsidiaries and the present value of net interest margin originated (PV NIM originated) by the Financial Products segment. Gross PV premiums originated for a particular period include both (i) premiums received in such period under insurance policies in which premiums are payable up-front and (ii) estimated future premiums to be received under the Company’s installment-based policies issued during such period, discounted to present value. The discount rate for business originated in 2006 is 5.07% per annum and in 2005 was 5.30% per annum, equal to the average pre-tax yield on the Company’s investment portfolio for the previous three calendar years. Management uses its best estimate of the life of each insurance policy for which premiums are receivable in installments when calculating gross PV premiums originated. However, the total amount actually received will vary from management’s estimate if the insured obligation pays down according to a different schedule or remains outstanding for a different period from those estimated by management. If the average life of an insured obligation is shorter than the estimate, PV premiums outstanding will be reduced. Conversely, if the average life of an insured obligation extends longer than the estimate, the PV premiums outstanding will be increased. PV NIM originated represents the present value of estimated interest to be received on investments less the present value of estimated transaction expenses and interest to be paid on liabilities issued in the form of guaranteed investment contracts (GICs) plus results from derivatives used as economic hedges.

(3)         Excludes FSA-insured GICs issued by the Company.

Financial Security Assurance Inc.
and Subsidiaries

Financial Security Assurance Inc. and Subsidiaries

Effect of Refundings and Accelerations

(in thousands)

2006	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.	Year
Earned premium	$9,072	$14,170	$6,569		$29,811

Less:
Amortization of deferred acquisition costs	1,545	2,101	1,052		4,698
Net effect before taxes	7,527	12,069	5,517		25,113
Tax provision	2,634	4,224	1,931		8,789
Net income effect	$4,893	$7,845	$3,586		$16,324

2005	1st Qtr.	2nd Qtr.	3rd Qtr.		4th Qtr.	Year
Earned premium	$9,405	$15,553	$20,423		$8,977	$54,358

Less:
Amortization of deferred acquisition costs	1,323	2,992	3,366		1,519	9,200
Net effect before taxes	8,082	12,561	17,057		7,458	45,158
Tax provision	2,829	4,017	6,349	(1)	2,610	15,805
Net income effect	$5,253	$8,544	$10,708		$4,848	$29,353

(1)             Includes cumulative tax adjustment expense related to repatriation of earnings of the Company’s Bermuda Subsidiary.

Financial Security Assurance Inc. and Subsidiaries

Fixed Income Investment Portfolio

(dollars in thousands)

	Fixed Income Investment Portfolio as of
	September 30, 2006 (1)
			% of
	Amortized	Market	Amortized
Type of Security	Cost	Value	Cost	Yield	Income (2)
Long-term bonds:
Tax-exempt	$3,586,192	$3,760,837	80.5%	4.92%	$126,475
Taxable	804,757	804,106	18.0%	4.84%	28,215
Short-term	68,253	68,253	1.5%	4.86%	2,490
Total	$4,459,202	$4,633,196	100.0%	4.91%	$157,180

Maturity	Amortized Cost	% of Amortized Cost	Quality Distribution of Long-Term Fixed Income Investments (3)
Within 1 year	$135,127	3.0%	AAA	83.8%
1 to 5 years	1,147,884	25.7%	AA	12.9%
5 to 10 years	795,797	17.8%	A	3.2%
10 or more years	2,101,877	47.2%	NR	0.1%
Mortgage-backed securities	256,966	5.8%		100.0%
Asset-backed securities	21,551	0.5%
Total	$4,459,202	100.0%

(1)             Excludes portfolios related to the variable interest entities and assets acquired in refinancing transactions.

(2)             Income before investment management expenses and taxes, if applicable.

(3)             Ratings are based on the lower of Moody’s or S&P ratings at September 30, 2006. 6.4% of the Investment Portfolio is rated Triple-A by virtue of insurance provided by FSA. Without giving effect to the FSA guaranty, the weighted-average rating of the FSA-insured investments was in the Double-A range, and substantially all of these investments were investment grade.

Financial Security Assurance Inc. and Subsidiaries

Selected Financial Statistics

(dollars in thousands)

	Current Period
	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005
GAAP Basis (1)
Loss ratio	5.1%	8.2%	5.3%	6.2%
Expense ratio	34.2	30.2	34.3	32.6
Combined ratio	39.3%	38.4%	39.6%	38.8%

SAP Basis (1)
Loss ratio	3.0%	1.2%	(1.0)%	0.3%
Expense ratio	24.4	21.0	27.9	29.9
Combined ratio	27.4%	22.2%	26.9%	30.2%

Gross insurance in force (2)			$734,663,303	$675,872,165
Net insurance in force (2)			530,096,422	493,653,325
Qualified statutory capital			2,581,107	2,451,658
Capital ratio			205:1	201:1

	Annual Data
	Years Ended December 31,
	2005	2004	2003	2002	2001
GAAP Basis (1)
Loss ratio	5.9%	5.0%	9.5%	20.6%	5.4%
Expense ratio	33.1	31.9	30.4	29.5	35.9
Combined ratio	39.0%	36.9%	39.9%	50.1%	41.3%

SAP Basis (1)
Loss ratio	2.1%	5.0%	3.7%	15.1%	4.0%
Expense ratio	27.8	26.8	21.3	20.9	37.1
Combined ratio	29.9%	31.8%	25.0%	36.0%	41.1%

Gross insurance in force (2)	$686,134,377	$633,037,230	$565,371,437	$512,232,953	$422,296,318
Net insurance in force (2)	497,624,738	454,359,331	409,476,253	365,256,111	300,637,067
Qualified statutory capital	2,420,584	2,280,883	2,104,257	1,876,117	1,593,570
Capital ratio	206:1	199:1	195:1	194:1	189:1

(1)             The GAAP loss ratio is calculated as GAAP losses and loss adjustment expenses incurred divided by GAAP net premiums earned. The SAP loss ratio is SAP losses and loss adjustment expenses incurred divided by SAP net premiums earned. The GAAP expense ratio is underwriting and operating expenses divided by net GAAP premiums earned. The SAP expense ratio is underwriting and operating expenses divided by net premiums written. The combined ratio on both a GAAP and SAP basis is the sum of the applicable loss and expense ratios.

(2)             Amounts are statutory data for FSA Inc. and Subsidiaries.

Municipal New-Issue Market Data (1)

(dollars in billions)

	Par Value		Percent	FSA Market Share (2)
	Issued	Insured	Insured	Amount	Percent

3rd Qtr. 2006	$87.5	$43.0	49.1%	$9.5	22.1%
2nd	109.0	57.1	52.4	12.7	22.2
1st	69.6	32.9	47.3	7.4	22.5

4th Qtr. 2005	98.2	45.7	46.5	12.0	26.3
3rd	100.2	54.6	54.5	17.0	31.1
2nd	111.5	66.9	60.0	16.4	24.5
1st	98.5	60.9	61.8	14.6	24.0

2005	408.4	228.1	55.9	60.0	26.3
2004	360.1	194.1	53.9	46.9	24.2
2003	383.7	190.7	49.7	52.2	27.4
2002	358.8	177.6	49.5	47.5	26.7
2001	288.2	131.0	45.5	36.3	27.7
2000	200.7	79.4	39.6	19.5	24.6
1999	227.6	105.4	46.3	24.2	23.0
1998	286.7	146.0	50.9	32.0	21.9
1997	220.7	106.0	48.0	16.2	15.3
1996	185.2	83.3	45.0	11.2	13.4
1995	160.4	68.6	42.8	3.3	4.8
1994	165.1	61.5	37.3	2.7	4.4
1993	292.2	107.9	36.9	7.5	7.0
1992	234.7	80.8	34.4	4.8	5.9
1991	172.4	51.9	30.1	2.8	5.4

(1)    FSA estimates based on industry sources, including The Bond Buyer and Thomson Financial Securities Data. Industry data is on a sale-date basis and subject to revision as additional information becomes available.

(2)   Share of insured bond market. FSA volume for 1993 through 2006 is based on sale date and will differ from closing-date data presented elsewhere in this Supplement. Excludes secondary-market and non-U.S. transactions.

Financial Security Assurance Inc. and Subsidiaries
Insured Portfolio Profile - Par Value
(dollars in millions)

					Outstanding as of
	Insured in 2006				September 30, 2006
	Gross		Net		Net
	Amount	%	Amount	%	Amount	%
Municipal Obligations
Domestic
General obligation bonds	$13,840	38.5%	$12,031	43.5%	$94,927	39.1%
Tax-supported bonds	4,055	11.3%	3,075	11.1%	41,446	17.1%
Municipal utility revenue bonds	4,707	13.1%	4,081	14.7%	39,532	16.3%
Health care revenue bonds	2,559	7.1%	1,441	5.2%	12,734	5.3%
Housing revenue bonds	728	2.0%	659	2.4%	7,613	3.1%
Transportation revenue bonds	1,583	4.4%	980	3.5%	15,201	6.3%
Other municipal bonds	1,998	5.6%	1,768	6.4%	14,896	6.1%
Subtotal	29,470	82.0%	24,035	86.8%	226,349	93.3%
International	6,470	18.0%	3,658	13.2%	16,160	6.7%
Total municipal obligations	$35,940	100.0%	$27,693	100.0%	$242,509	100.0%

Domestic by State
California	$3,765	10.5%	$3,059	11.0%	$31,340	12.9%
New York	1,165	3.3%	803	2.9%	19,340	8.0%
Texas	1,939	5.4%	1,769	6.4%	16,475	6.8%
Pennsylvania	2,310	6.4%	2,068	7.5%	15,772	6.5%
Florida	2,204	6.1%	1,340	4.8%	13,074	5.4%
Illinois	2,985	8.3%	2,070	7.5%	12,855	5.3%
New Jersey	1,234	3.4%	905	3.3%	10,615	4.4%
Michigan	2,172	6.0%	1,927	7.0%	9,807	4.0%
Washington	1,488	4.1%	831	3.0%	8,904	3.7%
Massachusetts	134	0.4%	131	0.5%	6,149	2.5%
Ohio	929	2.6%	781	2.8%	5,816	2.4%
Indiana	1,071	3.0%	847	3.0%	5,137	2.1%
Georgia	399	1.1%	378	1.4%	5,023	2.1%
All Other U.S. Jurisdictions	7,675	21.4%	7,126	25.7%	66,042	27.2%
International	6,470	18.0%	3,658	13.2%	16,160	6.7%
Total municipal obligations	$35,940	100.0%	$27,693	100.0%	$242,509	100.0%

Asset-Backed Obligations
Residential mortgages	$3,751	12.6%	$3,320	12.4%	$13,171	10.7%
Consumer receivables	7,604	25.4%	7,432	27.7%	11,909	9.7%
Pooled corporate obligations	6,236	20.9%	4,900	18.3%	45,234	36.8%
Other asset-backed obligations	6,223	20.8%	6,135	22.9%	22,489	18.4%
Subtotal	23,814	79.7%	21,787	81.3%	92,803	75.6%
International	6,068	20.3%	5,004	18.7%	30,010	24.4%
Total asset-backed obligations	$29,882	100.0%	$26,791	100.0%	$122,813	100.0%

Total Portfolio (1)	$65,822		$54,484		$365,322

	Rating (2)	Percent of Portfolio
Distribution of Insured Portfolio by Rating as of September 30, 2006	AAA	23.6%
	AA	31.5%
	A	32.6%
	BBB	11.9%
	Other	0.4%
		100.0%

(1)      Includes amounts related to FSA-insured GICs issued by affiliates of FSA, FSA Global investments insured by FSA and refinanced transactions.

(2)      Based upon internal FSA ratings.

Financial Security Assurance Inc. and Subsidiaries
50 Largest Municipal Exposures
as of September 30, 2006
(dollars in millions)

	Net Par	% of Total Net
Obligor	Outstanding	Par Outstanding
State of Washington G.O.	$1,227.4	0.34%
New York City, NY, G.O.	1,207.6	0.33%
Massachusetts School Building Authority- Sales Tax	1,182.9	0.32%
Chicago, Illinois G.O.	1,153.4	0.32%
New York City, NY, Municipal Water Finance Authority	1,088.9	0.30%
New Jersey Transportation Trust Fund Authority	1,042.1	0.28%
Clark County SD, NV G.O.	1,028.8	0.28%
Atlanta, GA, Water and Sewer Revenue	1,001.8	0.27%
State of California Department of Water Resources Power Supply	980.6	0.27%
State of Illinois G.O.	967.2	0.26%
Illinois State Toll Highway Authority, Revenue Bond	962.9	0.26%
State of California G.O.	960.5	0.26%
Department of Water and Power of City of Los Angeles, CA	927.6	0.25%
Commonwealth of Massachusetts G.O.	917.7	0.25%
Seattle, WA, Light and Power	914.9	0.25%
New Jersey Turnpike Authority Revenue Bonds	895.6	0.25%
Port Authority of New York and New Jersey, Consolidated Bonds	883.7	0.24%
California Housing Finance Agency Single-Family Mortgage Revenue Bonds	869.4	0.24%
Metropolitan Transportation Authority, NY	845.7	0.23%
San Diego , CA. Unified School District G.O.	810.0	0.22%
State of Hawaii G.O.	806.9	0.22%
New York State Thruway Authority, Highway and Bridge Trust Fund	790.2	0.22%
Broward County School District, FL, Certificates of Participation	776.7	0.21%
International AAA Sovereign Debt Synthetic CDO	770.0	0.21%
Houston, TX, Airport System	762.0	0.21%
District of Columbia, G.O.	755.3	0.21%
New York Local Government Assistance Corporation (Sales Tax)	731.3	0.20%
Kentucky State Property and Buildings Commission Revenue Bonds	730.2	0.20%
Long Island Power Authority, NY	682.4	0.19%
Chicago Public Schools, IL, G.O.	679.7	0.19%
State of Michigan - Motor Vehicle Taxes	673.1	0.18%
Metropolitan Washington Airports Authority	667.2	0.18%
Los Angeles Unified School District, CA, G.O.	651.4	0.18%
Houston Combined Utility System, TX	651.2	0.18%
Metropolitan Transportation Authority, NY Dedicated Tax	646.0	0.18%
Florida Public Education G.O. (Gross Receipts)	623.0	0.17%
South Carolina Public Service Authority, Santee Cooper	621.4	0.17%
Hydro-Quebec - Province of Quebec Guaranteed	616.2	0.17%
Philadelphia, PA, School District G.O.	615.3	0.17%
Skyway Concession Company LLC	614.8	0.17%
Garden State Preservation Trust, NJ	614.5	0.17%
Detroit, MI, Sewage Disposal System Revenue Bonds	609.1	0.17%
Massachusetts Water Resources Authority, General Revenue	590.4	0.16%
Puerto Rico Electric Power Authority	584.4	0.16%
NYS Thruway Authority, General Revenue	570.2	0.16%
Palm Beach County SD, FL - Lease	566.6	0.15%
Commonwealth of Pennsylvania G.O.	563.7	0.15%
State of New Jersey - Pension Obligations	553.6	0.15%
Energy Northwest Electric Revenue	545.2	0.15%
Michigan State Building Authority	542.1	0.15%
Total	$39,472.8	10.80%

Financial Security Assurance Inc. and Subsidiaries

25 Largest Asset-Backed Exposures

as of September 30, 2006

(dollars in millions)

	Net Par	% of Total Net
Obligor	Outstanding	Par Outstanding
International Super AAA Synthetic CDO	$5,060.1	1.39%
US AAA Prime Automobile Loan Portfolio	3,017.5	0.83%
International Super AAA Synthetic Residential MBS	2,994.7	0.82%
International Super AAA Synthetic CDO	2,776.2	0.76%
International Super AAA Synthetic CDO	1,851.8	0.51%
International Synthetic CDO	1,600.2	0.44%
International Super AAA Synthetic CDO	1,467.7	0.40%
US Super AAA Synthetic CDO	1,465.5	0.40%
Countrywide HELOC 2006-F	1,400.3	0.38%
International Super AAA Synthetic CDO	1,308.0	0.36%
International Super AAA Synthetic CDO	1,294.7	0.35%
Americredit 2006-A-F	1,279.9	0.35%
International Super AAA Synthetic CDO	1,233.2	0.34%
US Super AAA Synthetic CDO	1,210.5	0.33%
International Super AAA Synthetic CDO	1,059.6	0.29%
US Super AAA Synthetic CDO	929.5	0.25%
International Super AAA Synthetic CDO	921.2	0.25%
Countrywide HELOC 2005-D	908.3	0.25%
International Super AAA Synthetic Residential MBS	905.7	0.25%
International Super AAA Synthetic Residential MBS	901.1	0.25%
International Super AAA Synthetic CDO	882.6	0.24%
US Super AAA Synthetic CDO	864.6	0.24%
US Super AAA Synthetic CDO	859.3	0.23%
International Super AAA Synthetic CDO	849.3	0.23%
International Super AAA Synthetic CDO	828.3	0.23%
Total	$37,869.8	10.37%

“International” denotes a transaction with 20% or greater non-US collateral. “Super AAA” means the level of first-loss protection exceeds 1.3x the level required for an Aaa/AAA rating. Where indicated, ratings are current FSA internal ratings expressed in industry terms.

Financial Security Assurance Inc. and Subsidiaries
Asset-Backed Debt Service and Premiums
(in millions)

Debt Service (1)
(Principal and Interest)

	Insured Debt Service			Portfolio	Net
	Gross	Ceded	Net	Run Off	Outstanding

3rd Qtr. 2006	$9,841	$2,521	$7,320	$(8,010)	$133,756
2nd	12,385	965	11,420	(9,313)	134,446
1st	9,166	837	8,329	(10,852)	132,339

4th Qtr 2005	6,790	1,509	5,281	(13,911)	134,862
3rd	11,242	1,191	10,051	(7,871)	143,492
2nd	11,919	940	10,979	(11,799)	141,312
1st	10,396	507	9,889	(8,280)	142,132

2005	40,347	4,147	36,200	(41,861)	134,862
2004	63,971	6,362	57,609	(50,826)	140,523
2003	28,671	4,553	24,118	(32,063)	133,740
2002	56,803	10,582	46,221	(31,840)	141,685
2001	75,404	10,681	64,723	(19,807)	127,304

Premiums (GAAP Basis)

				Ending Net	Net PV
	Premium Written			Unearned	Premium
	Gross	Ceded	Net	Premium	Outstanding(2)	Total

3rd Qtr. 2006	$63.7	$11.1	$52.6	$73.1	$593.6	$666.7
2nd	62.6	13.3	49.3	73.3	592.2	665.5
1st	58.3	10.1	48.2	76.3	622.5	698.8

4th Qtr 2005	66.8	15.2	51.6	82.4	639.0	721.4
3rd	73.8	11.6	62.2	90.9	679.0	769.9
2nd	69.1	11.7	57.4	110.7	666.5	777.2
1st	71.4	14.5	56.9	91.9	627.3	719.2

2005	281.1	53.0	228.1	82.4	639.0	721.4
2004	309.9	80.0	229.9	89.7	611.9	701.6
2003	318.2	91.3	226.9	91.3	518.4	609.7
2002	298.0	82.3	215.7	93.5	520.1	613.6
2001	254.8	86.8	168.0	105.2	510.2	615.4

(1)             Statutory basis.

(2)             This is a non-GAAP term and refers to estimated present value of installment premiums yet to be received.

Financial Security Assurance Inc. and Subsidiaries
Municipal Debt Service and Premiums
(in millions)

Debt Service (1)
(Principal and Interest)

	Insured Debt Service			Portfolio	Net
	Gross	Ceded	Net	Run Off	Outstanding
3rd Qtr. 2006	$35,472	$14,215	$21,257	$(6,815)	$396,340
2nd	31,517	9,872	21,645	(6,656)	381,898
1st	15,600	4,706	10,894	(6,748)	366,909

4th Qtr 2005	32,238	11,315	20,923	(8,321)	362,763
3rd	36,723	10,480	26,243	(8,930)	350,161
2nd	30,473	7,143	23,330	(12,100)	332,848
1st	21,311	5,707	15,604	(7,822)	321,618

2005	120,745	34,645	86,100	(37,173)	362,763
2004	88,157	27,339	60,818	(22,718)	313,836
2003	95,651	22,445	73,206	(21,041)	275,736
2002	92,952	27,048	65,904	(15,666)	223,571
2001	64,821	20,431	44,390	(14,095)	173,333

Premiums (GAAP Basis)

				Ending Net	Net PV
	Premium Written			Unearned	Premium
	Gross	Ceded	Net	Premium	Outstanding(2)	Total
3rd Qtr. 2006	$136.9	$55.1	$81.8	$1,517.4	$211.5	$1,728.9
2nd	187.4	77.3	110.1	1,483.3	209.4	1,692.7
1st	75.8	27.3	48.5	1,433.3	172.2	1,605.5

4th Qtr 2005	205.2	84.7	120.5	1,433.0	164.4	1,597.4
3rd	168.7	45.2	123.5	1,357.3	145.8	1,503.1
2nd	110.0	33.6	76.4	1,293.5	116.8	1,410.3
1st	99.4	39.6	59.8	1,264.7	119.7	1,384.4

2005	583.3	203.1	380.2	1,433.0	164.4	1,597.4
2004	522.1	164.2	357.9	1,252.4	115.4	1,367.8
2003	587.8	190.2	397.6	1,075.3	88.7	1,164.0
2002	508.9	188.6	320.3	799.0	69.6	868.6
2001	230.8	79.2	151.6	564.3	46.2	610.5

(1)             Statutory basis.

(2)             This is a non-GAAP term and refers to estimated present value of installment premiums yet to be received.

Financial Security Assurance Inc. and Subsidiaries
Asset-Backed Net Debt Service and Net Premiums
Amortization and Ending Balances
(in millions)

Net Debt Service (1)

	Scheduled
	Amortization	Outstanding

3rd Qtr. 2006	—	$133,756
4th	10,217	123,539

2007	30,839	92,700
2008	18,753	73,947
2009	19,402	54,545
2010	16,001	38,544

2011 - 2015	31,644	6,900
2016 - 2020	3,148	3,752
2021 - 2025	1,013	2,739
2026+	2,739	—
Total	$133,756

Net Premiums

		Scheduled GAAP Premium Earnings
	GAAP	Unearned Premium Reserve
	Unearned	Amortization
	Premiums	Periodic UPR	Upfront UPR	Installments	Total
3rd Qtr. 2006	$73.1
4th	50.5	$19.7	$2.9	$29.1	$51.7

2007	39.4	1.3	9.8	159.6	170.7
2008	31.5	0.1	7.8	120.8	128.7
2009	25.4	—	6.1	101.4	107.5
2010	20.8	—	4.6	69.4	74.0

2011 - 2015	8.9	—	11.9	168.9	180.8
2016 - 2020	5.4	—	3.5	39.7	43.2
2021 - 2025	3.0	—	2.4	31.4	33.8
2026+	—	—	3.0	35.0	38.0
Total		$21.1	$52.0	$755.3	$828.4

(1)             Statutory basis.

Financial Security Assurance Inc. and Subsidiaries
Municipal Net Debt Service and Net Premiums
Amortization and Ending Balances
(in millions)

Net Debt Service (1)

	Scheduled
	Amortization	Outstanding
3rd Qtr. 2006	—	$396,340
4th	5,205	391,135

2007	20,233	370,902
2008	20,429	350,473
2009	20,097	330,376
2010	20,255	310,121

2011 - 2015	98,061	212,060
2016 - 2020	81,607	130,453
2021 - 2025	59,779	70,674
2026+	70,674	—
Total	$396,340

Net Premiums

		Scheduled GAAP Premium Earnings
	GAAP	Unearned Premium Reserve
	Unearned	Amortization
	Premiums	Periodic UPR	Upfront UPR	Installments	Total
3rd Qtr. 2006	$1,517.4
4th	1,478.0	$4.6	$34.8	$0.9	$40.3

2007	1,342.3	3.7	132.0	17.4	153.1
2008	1,219.2	1.3	121.8	19.3	142.4
2009	1,105.6	1.3	112.3	19.1	132.7
2010	999.3	1.3	105.0	18.7	125.0

2011 - 2015	579.2	1.0	419.1	92.4	512.5
2016 - 2020	307.3	0.2	271.7	72.7	344.6
2021 - 2025	145.7	—	161.6	47.7	209.3
2026+	—	—	145.7	69.7	215.4
Total		$13.4	$1,504.0	$357.9	$1,875.3

(1)             Statutory basis.

Corporate Headquarters

Financial Security Assurance Holdings Ltd.
31 West 52nd Street
New York, New York 10019
(1)(212) 826-0100

Investor Relations Contact

Robert S. Tucker
Managing Director
(1)(212) 339-0861
rtucker@fsa.com

Corporate Communications Contact

Betsy Castenir
Managing Director
(1)(212) 339-3424
bcastenir@fsa.com

Internet

This Quarterly Operating Supplement and other information are available on the World Wide Web at www.fsa.com.

FINANCIAL SECURITY ASSURANCE HOLDINGS LTD.
Quarterly Operating Supplement
September 30, 2006